GREENLIGHT RE ANNOUNCES
SECOND QUARTER 2019 FINANCIAL RESULTS

Increase in fully diluted book value per share of 3.2% and fully diluted net income per share of $0.42 for second quarter of 2019

Company to Hold Conference Call at 9:00 a.m. ET on Tuesday, August 6, 2019

GRAND CAYMAN, Cayman Islands - August 5, 2019 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today announced financial results for the second quarter ended June 30, 2019.

Greenlight Re reported net income attributable to common shareholders of $15.3 million for the second quarter of 2019, compared to net loss attributable to common shareholders of $37.4 million for the same period in 2018. The fully diluted net income per share for the second quarter of 2019 was $0.42, compared to a net loss per share of $1.01 for the same period in 2018.

Fully diluted adjusted book value per share was $13.58 as of June 30, 2019, compared to $17.38 per share as of June 30, 2018 and $13.16 as of March 31, 2019.

Management Commentary

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “We increased fully diluted book value per share by 3.2% in the quarter, with a positive contribution from underwriting and strong investment performance. Conditions are improving in multiple lines of business and our diversified underwriting platform is well-positioned to participate in the emerging opportunities.”

As announced on May 31st as a result of A.M. Best’s decision to revise the outlook of our financial strength rating of A- from “stable” to “negative”, the Company has partially de-risked its investment portfolio and commenced a strategic review led by its Board of Directors. The Board has engaged Credit Suisse to assist in the review, which is ongoing.

David Einhorn, Chairman of the Board of Directors, stated, “We were pleased to see our investment portfolio perform well throughout the second quarter as Solasglas posted a positive return of 2.7%, net of all fees and expenses for the quarter and 9.1% for the first half of the year.”

Financial and Operating Highlights
Second Quarter 2019

•	Gross written premiums were $152.3 million, an increase from $142.1 million in the second quarter of 2018. The most significant items comprising this $10.2 million increase were the addition of a new workers compensation program along with smaller new programs offsetting lower premiums from certain financial and auto accounts.

•	Net written premiums were $129.2 million, compared to $114.9 million reported in the prior-year period. Ceded premiums were $23.1 million compared to $27.2 million in the prior year period.

•	Net earned premiums were $120.4 million, a decrease from $128.8 million reported in the prior-year period.

•	Net underwriting income of $1.5 million, compared to net underwriting income of $5.1 million reported in the second quarter of 2018.

•	A composite ratio for the quarter of 96.1%, compared to 92.7% for the prior-year period. The combined ratio for the quarter was 98.8%, compared to 96.0% for the prior-year period.

•	Total net investment income of $18.8 million, compared to a net investment loss of $40.7 million in the second quarter of 2018.

Six Months Ended June 30, 2019

•	Gross written premiums were $314.9 million, a decrease of 0.7% from $317.2 million reported in the prior-year period.

•	Net earned premiums were $245.8 million, a decrease of 10.5% from $274.7 million reported in the prior-year period.

•
A composite ratio for the six months ended June 30, 2019 of 105.8%, compared to 94.5% for the prior-year period. The combined ratio for the six months ended June 30, 2019 was 108.3%, compared to 97.3% for the prior-year period.

•
Total net investment income of $51.1 million, compared to a net investment loss of $185.9 million reported in the prior-year period. Included in total net investment income is a gain $45.2 million on the Solasglas fund which reported a gain of 9.1% for the first six months of 2019.

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the second quarter ended June 30, 2019 on Tuesday, August 6, 2019 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. Second Quarter 2019 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. Second Quarter 2019 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10133285

The conference call can also be accessed via webcast at:

https://services.choruscall.com/links/glre190801.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on August 6, 2019 until 9:00 a.m. Eastern time on August 15, 2019.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10133285. An audio file of the call will also be available on the Company’s website, www.greenlightre.com .

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Non-GAAP Financial Measures

In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including fully diluted adjusted book value per share and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Established in 2004, Greenlight Re (www.greenlightre.com) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides risk management products and services to the insurance, reinsurance and other risk marketplaces.  The Company focuses on delivering risk solutions to clients and brokers by whom Greenlight Re's expertise, analytics and customer service offerings are demanded.  With an emphasis on deriving superior returns from both sides of the balance sheet, Greenlight Re manages its assets according to a value-oriented equity-focused strategy that supports the goal of long-term growth in book value per share.

Contact:

Investor Relations:
Adam Prior
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky

Public Relations/Media:
Mairi Mallon
Rein4ce
+44 (0)203 786 1160
mairi.mallon@rein4ce.co.uk

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2019 and December 31, 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2019	December 31, 2018
	(unaudited)	(audited)
Assets
Investments
Investment in related party investment fund	$238,772	$235,612
Equity securities, trading, at fair value	—	36,908
Other investments	15,761	11,408
Total investments	254,533	283,928
Cash and cash equivalents	14,934	18,215
Restricted cash and cash equivalents	745,908	685,016
Reinsurance balances receivable	287,739	300,251
Loss and loss adjustment expenses recoverable	40,787	43,705
Deferred acquisition costs	56,754	49,929
Unearned premiums ceded	25,724	24,981
Notes receivable	26,802	26,861
Other assets	2,622	2,559
Total assets	$1,455,803	$1,435,445
Liabilities and equity
Liabilities
Due to related party investment fund	$—	$9,642
Loss and loss adjustment expense reserves	470,066	482,662
Unearned premium reserves	237,099	211,789
Reinsurance balances payable	136,472	139,218
Funds withheld	12,908	16,418
Other liabilities	6,163	5,067
Convertible senior notes payable	92,357	91,185
Total liabilities	955,065	955,981

Redeemable non-controlling interest in related party joint venture	—	1,692

Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,538,447 (2018: 30,130,214): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2018: 6,254,715))	3,679	3,638
Additional paid-in capital	501,916	499,726
Retained earnings (deficit)	(4,857)	(26,077)
Shareholders’ equity attributable to Greenlight Capital Re, Ltd.	500,738	477,287
Non-controlling interest in related party joint venture	—	485
Total equity	500,738	477,772
Total liabilities, redeemable non-controlling interest and equity	$1,455,803	$1,435,445

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

For the three and six months ended June 30, 2019 and 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended June 30		Six months ended June 30
	2019	2018	2019	2018
Revenues
Gross premiums written	$152,340	$142,109	$314,900	$317,234
Gross premiums ceded	(23,141)	(27,237)	(44,542)	(57,080)
Net premiums written	129,199	114,872	270,358	260,154
Change in net unearned premium reserves	(8,758)	13,944	(24,555)	14,506
Net premiums earned	120,441	128,816	245,803	274,660
Income (loss) from investment in related party investment fund [net of related party expenses of $3,131, $0, $8,563 and $0, respectively]	14,405	—	45,161	—
Net investment income (loss) [net of related party expenses of $0, $4,131, $0, and $8,585, respectively]	4,386	(40,656)	5,953	(185,872)
Other income (expense), net	1,117	(76)	2,186	(563)
Total revenues	140,349	88,084	299,103	88,225
Expenses
Net loss and loss adjustment expenses incurred	78,476	84,815	201,341	180,639
Acquisition costs	37,172	34,623	58,698	78,832
General and administrative expenses	7,919	6,958	14,759	12,914
Interest expense	1,562	—	3,106	—
Total expenses	125,129	126,396	277,904	272,385
Income (loss) before income tax	15,220	(38,312)	21,199	(184,160)
Income tax benefit	94	323	21	1,093
Net income (loss)	15,314	(37,989)	21,220	(183,067)
Loss (income) attributable to non-controlling interest in related party joint venture	—	621	—	2,947
Net income (loss) attributable to Greenlight Capital Re, Ltd.	$15,314	$(37,368)	$21,220	$(180,120)
Earnings (loss) per share
Basic	$0.42	$(1.01)	$0.59	$(4.87)
Diluted	$0.42	$(1.01)	$0.58	$(4.87)
Weighted average number of ordinary shares used in the determination of earnings and loss per share
Basic	36,100,665	36,952,472	36,037,177	36,950,828
Diluted	36,829,963	36,952,472	36,592,318	36,950,828

The following table provides the ratios categorized as Property, Casualty and Other:

	Six months ended June 30				Six months ended June 30
	2019				2018
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	67.1%	89.1%	67.1%	81.9%	41.6%	76.3%	53.7%	65.8%
Acquisition cost ratio	18.2	22.1	36.0	23.9	23.3	24.5	44.6	28.7
Composite ratio	85.3%	111.2%	103.1%	105.8%	64.9%	100.8%	98.3%	94.5%
Underwriting expense ratio				2.5				2.8
Combined ratio				108.3%				97.3%

GREENLIGHT CAPITAL RE, LTD.
NON-GAAP MEASURES AND RECONCILIATION

Basic Adjusted Book Value Per Share and Fully Diluted Adjusted Book Value Per Share

We believe that long-term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick by which to monitor the shareholder value generated. In addition, fully diluted adjusted book value per share may be useful to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the property and casualty reinsurance industry.

Basic adjusted book value per share is considered a non-GAAP financial measure because the numerator excludes non-controlling interests in the Joint Venture. The Joint Venture was terminated during the first quarter of 2019, and as a result no such adjustment is required as at June 30, 2019. Fully diluted adjusted book value per share is also considered a non-GAAP financial measure and represents basic adjusted book value per share combined with the impact of dilution of all in-the-money stock options and RSUs issued and outstanding as of any period end. In addition, the fully diluted adjusted book value per share includes the dilutive effect, if any, of ordinary shares to be issued upon conversion of the convertible notes. Basic adjusted book value per share and fully diluted adjusted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.

Our primary financial goal is to increase fully diluted adjusted book value per share over the long term.

The following table presents a reconciliation of the non-GAAP financial measures basic adjusted and fully diluted adjusted book value per share to the most comparable U.S. GAAP measure.

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	($ in thousands, except per share and share amounts)
Numerator for basic adjusted and fully diluted adjusted book value per share:
Total equity (U.S. GAAP)	$500,738	$484,315	$477,772	$558,738	$661,665
Less: Non-controlling interest in joint venture	—	—	(485)	(1,757)	(10,719)
Numerator for basic adjusted book value per share	500,738	484,315	477,287	556,981	650,946
Add: Proceeds from in-the-money stock options issued and outstanding	—	—	—	—	—
Numerator for fully diluted adjusted book value per share	$500,738	$484,315	$477,287	$556,981	$650,946
Denominator for basic adjusted and fully diluted adjusted book value per share:
Ordinary shares issued and outstanding (denominator for basic adjusted book value per share)	36,793,162	36,717,761	36,384,929	36,386,321	37,415,259
Add: In-the-money stock options and RSUs issued and outstanding	87,747	87,747	46,398	46,398	46,398
Denominator for fully diluted adjusted book value per share	36,880,909	36,805,508	36,431,327	36,432,719	37,461,657
Basic adjusted book value per share	$13.61	$13.19	$13.12	$15.31	$17.40
Quarterly increase (decrease) in basic adjusted book value per share ($)	$0.42	$0.07	$(2.19)	$(2.09)	$(0.97)
Quarterly increase (decrease) in basic adjusted book value per share (%)	3.2%	0.5%	(14.3)%	(12.0)%	(5.3)%

Fully diluted adjusted book value per share	$13.58	$13.16	$13.10	$15.29	$17.38
Quarterly increase (decrease) in fully diluted adjusted book value per share ($)	$0.42	$0.06	$(2.19)	$(2.09)	$(0.97)
Quarterly increase (decrease) in fully diluted adjusted book value per share (%)	3.2%	0.5%	(14.3)%	(12.0)%	(5.3)%

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is through the measurement of net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management as it measures the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with its those of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used in the calculation of net income before taxes under U.S. GAAP. Net underwriting income (loss) is calculated as net premiums earned, plus other income (expense) related to underwriting activities, less net loss and loss adjustment expenses, less acquisition costs, and less underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) foreign exchange gains or losses; (3) corporate general and administrative expenses; (4) interest expense and other income (expense) not related to underwriting, (5) income taxes and (6) income attributable to non-controlling interest. We exclude total investment-related income or loss and foreign exchange gains or losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate expenses because these expenses are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process and including them could hinder the analysis of trends in our underwriting operations. We include other income and expense relating to deposit accounted contracts and industry loss warranty contracts, which we consider part of our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis is shown below:

	Three months ended June 30		Six months ended June 30
	2019	2018	2019	2018
	($ in thousands)
Income (loss) before income tax	$15,220	$(38,312)	$21,199	$(184,160)
Add (subtract):
Investment related (income) loss	(18,791)	40,656	(51,114)	185,872
Other (income) expense	(126)	(93)	(195)	577
Corporate expenses	3,657	2,881	6,691	5,344
Interest expense	1,562	—	3,106	—
Net underwriting income (loss)	$1,522	$5,132	$(20,313)	$7,633